Exhibit 14a

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM





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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------


We hereby consent to the incorporation by reference in this Prospectus/Information Statement on Form N-14 of our report dated January 17, 2006 relating to the financial statements and financial highlights which appear in the November 30, 2005 Annual Report to Shareholders of Phoenix Tax-Exempt Bond Fund, a series of Phoenix Multi-Portfolio Fund, which is also incorporated by reference into the Prospectus/Information Statement. We also consent to the reference to us under the heading "Financial Statements and Experts" in such Prospectus/Information Statement.



/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
September 08, 2006